UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 14, 2021

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure
On December 14, 2021, Unisys Corporation (the “Company”) issued a press release announcing that it has acquired CompuGain LLC (“CompuGain”), as more fully described under Item 8.01 below. The information in this Item 7.01, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 8.01. Other Events.
On December 14, 2021, the Company entered into an agreement to acquire CompuGain for $87.3 million on a cash-free, debt-free basis. The transaction closed upon the execution of the acquisition agreement. The purchase price is subject to customary adjustments based on closing cash, indebtedness and working capital. The Company is funding the cash consideration and acquisition-related costs with cash on hand. The acquisition agreement contains customary representations, warranties and indemnification provisions. The Company obtained representation and warranty insurance, which provides coverage for breaches of certain representations and warranties contained in the acquisition agreement, subject to deductibles and certain other terms and conditions.
CompuGain is an Amazon Web Services (AWS) advanced consulting partner. CompuGain has partnered with more than 35 Fortune 1000 Companies with highly-regulated environments, delivering more than 1,500 projects to date. CompuGain brings a team of more than 400 engineers, cloud solution architects and developers providing consultation and implementation expertise in modern application delivery, data services, micro-services, and digital transformation to achieve the next faster.
Forward-Looking Statements
This Form 8-K contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate” and similar terminology. Such forward-looking statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including earnings enhancements, synergies and other benefits from the CompuGain acquisition. All forward-looking statements are based upon the Company’s current expectations, various assumptions and data available from third parties. The Company’s expectations and assumptions are expressed in good faith, and the Company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including: the risk that the Company may be unable to successfully integrate CompuGain or that integration costs exceed the Company’s expectations; the risk that the Company may not realize the benefits expected from the acquisition, including earnings enhancements and synergies; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the acquisition; the risk that the Company may not attract, motivate and retain experienced personnel in key positions; the risk that the Company did not identify certain risks relating to the business of CompuGain or underestimated the severity or probability of certain risks relating to the business of CompuGain; the risk that the Company may not effectively anticipate and respond to volatility and rapid technological innovation; the risk of adverse developments on the Company’s ability to grow revenue and expand margin in its Digital Workplace Services and Cloud and Infrastructure businesses; the risks of doing business internationally, particularly when a significant portion of the Company’s revenue is derived from international operations; the risk of cybersecurity breaches, which could result in significant costs and harm the Company’s business and reputation; and the other factors discussed in the Item 1A, “Risk Factors” sections in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and in the Company’s other filings with the Securities and Exchange Commission which are available at http://sec.gov. For any forward-looking statements contained in this or any other document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or revise any forward-looking statements in light of new information or future events except as required by law.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on December 14, 2021, announcing the acquisition of CompuGain LLC

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on December 14, 2021, announcing the acquisition of CompuGain LLC

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: December 14, 2021	By:	/s/ Michael M. Thomson
Michael M. Thomson
Executive Vice President and Chief Financial Officer